T   H   E     B   E   A   R     S   T   E   A   R   N   S     F   U   N   D   S

                           Large Cap Value Portfolio
                           Small Cap Value Portfolio
                          Total Return Bond Portfolio
                             LETTER TO SHAREHOLDERS

                                                                  April 21, 1997
Dear Shareholders,

We are pleased to present the annual report to shareholders for the Large Cap Value Portfolio ("Large Cap"), Small Cap Value Portfolio ("Small Cap") and Total Return Bond Portfolio ("Bond Portfolio") (collectively, the "Portfolios") for the fiscal year ended March 31, 1997. Detailed performance data for each class of shares of each of the Portfolios can be found in the "Financial Highlights" section of this report.

LARGE CAP VALUE PORTFOLIO

For the fiscal year ended March 31, 1997, Large Cap's class A shares (without giving effect to the sales charge) had a total return of 15.44%1, class C shares (without giving effect to the contingent deferred sales charge) had a total return of 14.87% and class Y shares returned 16.04%. Large Cap's benchmark, the S&P 500 Composite Index, returned 19.73% for the same period. Due to recent additions in the technology sector to the Portfolio, notably Intel Corp. (4.44% of Large Cap's net assets), Large Cap lagged its benchmark as technology stocks underperformed the broader market during this period.

STAYING AHEAD OF THE INFLATION CURVE

From April 1996 through February 1997, the stock market continued its stellar upward momentum. However, by March, the market was overextended and ready for a catalyst to correct -- which it did, falling nearly 10% for the month. The impetus for the correction came when the Federal Reserve Board raised interest rates toward the end of the month based on concerns about possible wage inflation. We believe that Chairman Greenspan is ahead of the inflation curve and that we will see the economy slowing to the 2.5% - 3.0% range, which should cause rates to fall in the second half of the year. This should be good news for the stock market and for Large Cap.

During the first quarter of 1997, we increased our technology exposure with the purchase of Intel Corp., Varian Associates, Inc. (3.88%) and Quantum Corp. (3.81%). Due to the dollar's strength, we began to steer away from multinational companies and to focus our attention on firms with significant domestic sales, such as Wendy's International, Inc. (3.22%).

Following our strategy of seeking out undervalued companies whose long-term earnings are expected to get a boost from a near-term catalyst, we acquired The Goodyear Tire & Rubber Co. (6.38%), which is currently benefiting from restructuring and cost-cutting initiatives, and Pitney Bowes, Inc. (4.80%), which is profiting from the trend to digital meters and from the outsourcing of its office services.

We expect a volatile market over the near term as investors anticipate further interest rate hikes, but we would view market dips as buying opportunities.

--------
1 For the fiscal year ended March 31, 1997, Large Cap's class A shares had a total return of 9.96% including the initial maximum 4.75% sales charge.

SMALL CAP VALUE PORTFOLIO*

Given the volatility in the stock market in general over the past year and the sell-off in the small-cap market in the first quarter of 1997, Small Cap's performance was particularly noteworthy. For the fiscal year ended March 31, 1997, Small Cap's class A shares (without giving effect to the sales charge) had a total return of 11.71%2 , class C shares (without giving effect to the contingent deferred sales charge) had a total return of 11.12% and class Y shares returned 12.19% -- all outperforming Small Cap's benchmark, the Russell 2000 Index, which returned 5.13% for the same period.

We believe Small Cap's relative strength can be attributed to our strategy of following a disciplined value-oriented approach and avoiding high-risk stocks. We continue to buy companies with low absolute and relative price-earnings multiples and strong fundamentals that are expected to lead to long-term earnings growth. Companies are sold when their current performance and future outlook do not meet our expectations.

SEEKING GROWTH IN UNIQUE SCENARIOS

In the recent rising interest rate environment, we have found unique situations where a company's stock price reflects a perceived vulnerability to higher rates, although the firm's underlying fundamentals, we believe, are quite strong. For example, Chase Brass Industries, Inc. (2.47% of Small Cap's net assets), which manufactures brass rod, is viewed as a new housing and construction company, and its stock is trading at a price-earnings multiple of under nine-times 1997 and eight-times 1998 earnings per share estimates. However, Chase is selling everything it produces and just implemented a price increase. Home remodeling, the concern over lead in drinking water and the firm's move into asymmetrical shapes should continue to constrain capacity even as production capabilities are increased incrementally. Chase generates excess free cash flow, management owns over 10% of the shares, and it recently completed an acquisition that should add $0.20 - $0.30 per share to earnings this year -- all reasons why we see value and an underpriced stock.

As illustrated above, our primary focus continues to be on individual stocks. We believe there are compelling company-specific stories with strong earnings growth even in an environment of rising interest rates. Rigorous internal, in-depth research will continue to be key to our stock selection, and with increasing volatility in the market, we will seek opportunities to buy unique stocks at even more attractive valuations.

TOTAL RETURN BOND PORTFOLIO

For the fiscal year ended March 31, 1997, Bond Portfolio's class A shares (without giving effect to the sales charge) had a total return of 4.40%3, class C shares (without giving effect to the contingent deferred sales charge) had a total return of 3.99% and class Y shares returned 4.77%. Bond Portfolio's benchmark, Salomon Brothers Broad Investment Grade Bond Index, returned 4.92% for the same period.

Over the period, Bond Portfolio's emphasis on corporate securities, with their relatively higher yields, added to its relative returns as corporate spreads tightened. However, this same strategy worked against us in March of this year as spreads widened due to quarter-end pressures and the Federal Reserve's tightening.

--------
* Small-cap funds typically carry additional risks, since smaller companies generally have a higher risk of failure than well-established, larger companies. Historically, stocks of smaller companies have experienced a greater degree of market volatility than stocks on average.
2 For the fiscal  year ended  March 31,  1997,  Small Cap's class A shares had a total return of 6.41% including the initial maximum 4.75% sales charge.
3 For the fiscal year ended March 31, 1997, Bond Portfolio's class A shares had a total return of 0.49% including the initial maximum 3.75% sales charge.

FOCUSING ON CORPORATE AND MORTGAGE-BACKED SECURITIES

During the past six to eight months, the fixed income markets traded in a fairly narrow range. In that regard, the strategy that we have had in place has paid off. We have overweighted corporate and mortgage-backed securities for two reasons: 1) to generate high income in a stable, low-volatility environment and
2) to benefit from expected spread tightening versus U.S. Treasury securities.

In the near term, we expect to increase our exposure to Yankee credits (dollar-denominated bonds issued by foreign banks and companies in the U.S.), especially those issued by countries where spreads have widened on what we believe to be largely unwarranted political and economic concerns.

From a structural standpoint, we will continue to focus on securities that should benefit from increased volatility. In the mortgage sector, this points toward discounted collateral, well-structured collateralized mortgage obligations and commercial mortgage tranches, and in the corporate sector, toward noncallable or putable issues.

We expect the U.S. economy to remain strong with inflation under control. However, as the economies of Europe and Japan pick up, we expect to see a strengthening in U.S. exports in spite of the dollar's strength. This will keep upward pressure on wages and keep the Federal Reserve in a tightening mode. We believe that at least one and possibly two tightenings will occur this year. As a result, we expect a more volatile market, with long-term rates testing the 7.20% - 7.25% range before the market rallies later in the year. We will continue to emphasize corporate securities in the Bond Portfolio, given favorable economic conditions and the recent widening of spreads.

We continue to carefully monitor commodities prices and any labor market developments for signs of pressure that could trigger further short-term upward moves in interest rates.

In conclusion, we value the confidence you have placed in us and would be pleased to address any questions or concerns you may have. Please feel free to call us at 1-800-766-4111.

Sincerely,

/s/Robert S. Reitzes           /s/Mark Kurland               /s/Peter E. Mahoney
Robert S. Reitzes              Mark Kurland                  Peter E. Mahoney
Chairman of the Board and      Portfolio Manager             Portfolio Manager
President                      Large Cap Value Portfolio     Total Return Bond
The Bear Stearns Funds                                       Portfolio
Portfolio Manager
Large Cap Value Portfolio
Small Cap Value Portfolio

                             THE BEAR STEARNS FUNDS

                           LARGE CAP VALUE PORTFOLIO
             COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT IN
                 CLASS A AND C SHARES(1)(2) VS. VARIOUS INDICES
EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                          DOLLARS
Large Cap Value Portfolio
                  Class A shares    Class C shares    S&P 500 Composite Index
Apr. 4, 1995              $9,525           $10,000                    $10,000
June 30, 1995             10,192            10,683                     10,924
Sept. 30, 1995            11,295            11,825                     11,791
Dec. 31, 1995             11,915            12,463                     12,498
Mar. 31, 1996             12,034            12,571                     13,166
June 30, 1996             12,042            12,563                     13,755
Sept. 30, 1996            12,257            12,771                     14,175
Dec. 31, 1996             13,627            14,178                     15,354
Mar. 31, 1997             13,892            14,440                     15,763

$9,525 Investment made on April 4, 1995 Past performance is not predictive of future performance Large Cap Value Portfolio Class A shares $13,892 Class C shares $14,440 S&P 500 Composite Index $15,763 Consumer Price Index $10,568

                          DOLLARS
Large Cap Value Portfolio
                                      Consumer Price Index
Apr. 4, 1995                                       $10,000
June 30, 1995                                       10,079
Sept. 30, 1995                                      10,126
Dec. 31, 1995                                       10,178
Mar. 31, 1996                                       10,284
June 30, 1996                                       10,364
Sept. 30, 1996                                      10,430
Dec. 31, 1996                                       10,522
Mar. 31, 1997                                       10,568
$9,525 Investment made on April 4, 1995 Past performance is not predictive of future performance Large Cap Value Portfolio Class A shares Class C shares S&P 500 Composite Index Consumer Price Index

                                  TOTAL RETURNS
                                          ONE YEAR ENDED       AVERAGE
                                          MARCH 31, 1997      ANNUAL(3)
                                         -----------------  -------------
Large Cap Value Portfolio(2)
    Class A shares(4)..................           9.96%           17.94%
    Class C shares.....................          14.87            20.23
S&P 500 Composite Index(1).............          19.73            25.63
Consumer Price Index(1)................           2.76             2.81

---------
(1)The chart assumes a hypothetical $10,000 initial investment in the Portfolio and reflects all Portfolio expenses. Investors should note that the Portfolio is a professionally managed mutual fund while the indices are either unmanaged and do not incur sales charges or expenses and/or are not available for investment.
(2)Bear Stearns Funds Management Inc. waived its advisory fee and agreed to voluntarily reimburse a portion of the Portfolio's operating expenses, if necessary, to maintain the expense limitation, as set forth in the notes to the financial statements. Total returns shown include fee waivers and expense reimbursements; total returns would have been lower had there been no assumption of fees and expenses in excess of expense limitations.
(3)For the period April 4, 1995 (commencement of investment operations) through March 31, 1997.
(4)Reflects the initial maximum 4.75% sales charge. Without the applicable sales charge, the total returns would have been 15.44% and 20.86%, respectively, for each period shown.

                             THE BEAR STEARNS FUNDS

                           LARGE CAP VALUE PORTFOLIO
             COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT IN
                    CLASS Y SHARES(1)(2) VS. VARIOUS INDICES
EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                           DOLLARS
Large Cap Value Portfolio
                                    Class Y shares       S&P 500 Composite Index
Sept. 11, 1995                             $10,000                       $10,000
Sept. 30, 1995                             $10,186                       $10,221
Dec. 31, 1995                               10,760                        10,834
Mar. 31, 1996                               10,875                        11,413
June 30, 1996                               10,896                        11,923
Sept. 30, 1996                              11,105                        12,287
Dec. 31, 1996                               12,360                        13,309
Mar. 31, 1997                               12,619                        13,664
Past performance is not predictive of future performance
Large Cap Value Portfolio
Class Y shares                                                        $12,619
S&P 500 Composite Index                                               $13,664
Consumer Price Index                                                  $10,451

                          DOLLARS
Large Cap Value Portfolio
                                                           Consumer Price Index
Sept. 11, 1995                                                          $10,000
Sept. 30, 1995                                                          $10,013
Dec. 31, 1995                                                            10,072
Mar. 31, 1996                                                            10,170
June 30, 1996                                                            10,242
Sept. 30, 1996                                                           10,320
Dec. 31, 1996                                                            10,405
Mar. 31, 1997                                                            10,451
Past performance is not predictive of future performance Large Cap Value Portfolio Class Y shares S&P 500 Composite Index Consumer Price Index

                                  TOTAL RETURNS
                                         ONE YEAR ENDED       AVERAGE
                                         MARCH 31, 1997      ANNUAL(3)
                                        -----------------  -------------
Large Cap Value Portfolio(2)
    Class Y shares....................          16.04%           16.12%
S&P 500 Composite Index(1)............          19.73            22.21
Consumer Price Index(1)...............           2.76             2.88

---------
(1)The chart assumes a hypothetical $10,000 initial investment in the Portfolio and reflects all Portfolio expenses. Investors should note that the Portfolio is a professionally managed mutual fund while the indices are either unmanaged and do not incur sales charges or expenses and/or are not available for investment.
(2)Bear Stearns Funds Management Inc. waived its advisory fee and agreed to voluntarily reimburse a portion of the Portfolio's operating expenses, if necessary, to maintain the expense limitation, as set forth in the notes to the financial statements. Total returns shown include fee waivers and expense reimbursements; total returns would have been lower had there been no assumption of fees and expenses in excess of expense limitations.
(3)For the period September 11, 1995 (initial public offering date) through March 31, 1997.

                             THE BEAR STEARNS FUNDS

                           SMALL CAP VALUE PORTFOLIO
             COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT IN
                 CLASS A AND C SHARES(1)(2) VS. VARIOUS INDICES
EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                          DOLLARS
Small Cap Value Portfolio
                      Class A shares    Class C shares    Russell 2000 Index
Apr. 3, 1995                  $9,525           $10,000               $10,000
June 30, 1995                 10,343            10,842                10,901
Sept. 30, 1995                12,057            12,625                11,969
Dec. 31, 1995                 12,128            12,673                12,231
Mar. 31, 1996                 12,797            13,358                12,852
June 30, 1996                 14,240            14,847                13,511
Sept. 30, 1996                14,249            14,822                13,556
Dec. 31, 1996                 14,002            14,553                14,248
Mar. 31, 1997                 14,295            14,845                13,512
$9,525 Investment made on April 3, 1995 Past performance is not predictive of future performance Small Cap Value Portfolio Class A shares $14,296 Class C shares $14,845 Russell 2000 Index $13,512 Consumer Price Index $10,568

                          DOLLARS
Small Cap Value Portfolio
                                                            Consumer Price Index
Apr. 3, 1995                                                             $10,000
June 30, 1995                                                             10,079
Sept. 30, 1995                                                            10,126
Dec. 31, 1995                                                             10,178
Mar. 31, 1996                                                             10,284
June 30, 1996                                                             10,364
Sept. 30, 1996                                                            10,430
Dec. 31, 1996                                                             10,522
Mar. 31, 1997                                                             10,568
$9,525 Investment made on April 3, 1995 Past performance is not predictive of future performance Small Cap Value Portfolio Class A shares Class C shares Russell 2000 Index Consumer Price Index

                                  TOTAL RETURNS
                                             ONE YEAR ENDED       AVERAGE
                                             MARCH 31, 1997      ANNUAL(3)
                                            -----------------  -------------
Small Cap Value Portfolio(2)
    Class A shares(4).....................           6.41%           19.63%
    Class C shares........................          11.12            21.90
Russell 2000 Index(1).....................           5.13            16.27
Consumer Price Index(1)...................           2.76             2.81

---------
(1)The chart assumes a hypothetical $10,000 initial investment in the Portfolio and reflects all Portfolio expenses. Investors should note that the Portfolio is a professionally managed mutual fund while the indices are either unmanaged and do not incur sales charges or expenses and/or are not available for investment.
(2)Bear Stearns Funds Management Inc. waived its advisory fee and agreed to voluntarily reimburse a portion of the Portfolio's operating expenses, if necessary, to maintain the expense limitation, as set forth in the notes to the financial statements. Total returns shown include fee waivers and expense reimbursements; total returns would have been lower had there been no assumption of fees and expenses in excess of expense limitations.
(3)For the period April 3, 1995 (commencement of investment operations) through March 31, 1997.
(4)Reflects the initial maximum 4.75% sales charge. Without the applicable sales charge, the total returns would have been 11.71% and 22.58%, respectively, for each period shown.

                             THE BEAR STEARNS FUNDS

                           Small Cap Value Portfolio
             COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT IN
                   CLASS Y SHARES (1)(2) VS. VARIOUS INDICES

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                          DOLLARS
Small Cap Value Portfolio
                    Class Y shares   Russell 2000 Index  Consumer Price Index
June 22, 1995              $10,000              $10,000               $10,000
June 30, 1995                9,954               10,037                10,027
Sept. 30, 1995              11,620               11,021                10,073
Dec. 31, 1995               11,697               11,262                10,132
Mar. 31, 1996               12,352               11,834                10,231
June 30, 1996               13,762               12,440                10,303
Sept. 30, 1996              13,770               12,481                10,382
Dec. 31, 1996               13,555               13,119                10,467
Mar. 31, 1997               13,857               12,441                10,513
Past performance is not predictive of future performance
Small Cap Value Portfolio
Class Y shares                                                        $13,857
Russell 2000 Index                                                    $12,441
Consumer Price Index                                                  $10,513

                                  TOTAL RETURNS
                                           ONE YEAR ENDED       AVERAGE
                                           MARCH 31, 1997      ANNUAL(3)
                                          -----------------  -------------
Small Cap Value Portfolio(2)
    Class Y shares......................          12.19%           20.17%
Russell 2000 Index(1)...................           5.13            13.07
Consumer Price Index(1).................           2.76             2.85

---------
(1)The chart assumes a hypothetical $10,000 initial investment in the Portfolio and reflects all Portfolio expenses. Investors should note that the Portfolio is a professionally managed mutual fund while the indices are either unmanaged and do not incur sales charges or expenses and/or are not available for investment.
(2)Bear Stearns Funds Management Inc. waived its advisory fee and agreed to voluntarily reimburse a portion of the Portfolio's operating expenses, if necessary, to maintain the expense limitation, as set forth in the notes to the financial statements. Total returns shown include fee waivers and expense reimbursements; total returns would have been lower had there been no assumption of fees and expenses in excess of expense limitations.
(3)For the period June 22, 1995 (initial public offering date) through March 31, 1997.

                             THE BEAR STEARNS FUNDS

                          TOTAL RETURN BOND PORTFOLIO
             COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT IN
                 CLASS A AND C SHARES(1)(2) VS. VARIOUS INDICES
EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                TOTAL RETURN BOND PORTFOLIO
DOLLARS
                                                         Salomon Brothers Broad
                 Class A shares    Class C shares   Investment Grade Bond Index
Apr. 5, 1995             $9,625           $10,000                       $10,000
June 30, 1995            10,027            10,412                        10,568
Sept. 30, 1995           10,206            10,587                        10,767
Dec. 31, 1995            10,679            11,064                        11,234
Mar. 31, 1996            10,430            10,797                        11,038
June 30, 1996            10,467            10,824                        11,092
Sept. 30, 1996           10,644            10,996                        11,300
Dec. 31, 1996            10,972            11,322                        11,641
Mar. 31, 1997            10,908            11,245                        11,581
$9,625 Investment made on April 5, 1995 Past performance is not predictive of future performance Total Return Bond Portfolio Class A shares 10,908 Class C shares 11,245 Salomon Brothers Broad Investment Grade Bond Index 11,581 Consumer Price Index 10,568

                           TOTAL RETURN BOND PORTFOLIO
DOLLARS
                                                                  Consumer
                                                               Price Index
Apr. 5, 1995                                                       $10,000
June 30, 1995                                                       10,079
Sept. 30, 1995                                                      10,126
Dec. 31, 1995                                                       10,185
Mar. 31, 1996                                                       10,284
June 30, 1996                                                       10,357
Sept. 30, 1996                                                      10,436
Dec. 31, 1996                                                       10,522
Mar. 31, 1997                                                       10,568
$9,625 Investment made on April 5, 1995 Past performance is not predictive of future performance Total Return Bond Portfolio Class A shares Class C shares Salomon Brothers Broad Investment Grade Bond Index Consumer Price Index

                                  TOTAL RETURNS
                                            ONE YEAR ENDED       AVERAGE
                                            MARCH 31, 1997      ANNUAL(3)
                                           -----------------  -------------
Total Return Bond Portfolio(2)
    Class A shares(4)....................           0.49%            4.45%
    Class C shares.......................           3.99             6.06
Salomon Brothers Broad Investment
  Grade Bond Index(1)....................           4.92             7.65
Consumer Price Index(1)..................           2.76             2.81

---------
(1)The chart assumes a hypothetical $10,000 initial investment in the Portfolio and reflects all Portfolio expenses. Investors should note that the Portfolio is a professionally managed mutual fund while the indices are either unmanaged and do not incur sales charges or expenses and/or are not available for investment.
(2)Bear Stearns Funds Management Inc. waived its advisory fee and agreed to voluntarily reimburse a portion of the Portfolio's operating expenses, if necessary, to maintain the expense limitation, as set forth in the notes to the financial statements. Total returns shown include fee waivers and expense reimbursements; total returns would have been lower had there been no assumption of fees and expenses in excess of expense limitations.
(3)For the period April 5, 1995 (commencement of investment operations) through March 31, 1997.
(4)Reflects the initial maximum 3.75% sales charge. Without the applicable sales charge, the total returns would have been 4.40% and 6.47%, respectively, for each period shown.

                                       8
                             THE BEAR STEARNS FUNDS

                          TOTAL RETURN BOND PORTFOLIO
             COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT IN
                    CLASS Y SHARES(1)(2) VS. VARIOUS INDICES

    EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                TOTAL RETURN BOND PORTFOLIO
    DOLLARS
                                           Salomon Brothers Broad      Consumer
                     Class Y shares   Investment Grade Bond Index   Price Index
    Sept. 8, 1995            10,000                        10,000        10,000
    Sept. 30, 1995           10,036                        10,056        10,013
    Dec. 31, 1995            10,511                        10,492        10,072
    Mar. 31, 1996            10,274                        10,309        10,170
    June 30, 1996            10,319                        10,360        10,242
    Sept. 30, 1996           10,503                        10,553        10,320
    Dec. 31, 1996            10,837                        10,872        10,405
    Mar. 31, 1997            10,782                        10,816        10,451
    Past performance is not predictive of future
    performance
    Total Return Bond Portfolio
    Class Y shares                                                     10,782
    Salomon Brothers Broad Investment Grade Bond Index                 10,816
    Consumer Price Index                                               10,451

                                  TOTAL RETURNS
                                           ONE YEAR ENDED       AVERAGE
                                           MARCH 31, 1997      ANNUAL(3)
                                          -----------------  -------------
Total Return Bond Portfolio(2)
    Class Y shares......................           4.77%            4.93%
Salomon Brothers Broad Investment
Grade Bond Index(1).....................           4.92             5.14
Consumer Price Index(1).................           2.76             2.86

---------
(1)The chart assumes a hypothetical $10,000 initial investment in the Portfolio and reflects all Portfolio expenses. Investors should note that the Portfolio is a professionally managed mutual fund while the indices are either unmanaged and do not incur sales charges or expenses and/or are not available for investment.
(2)Bear Stearns Funds Management Inc. waived its advisory fee and agreed to voluntarily reimburse a portion of the Portfolio's operating expenses, if necessary, to maintain the expense limitation, as set forth in the notes to the financial statements. Total returns shown include fee waivers and expense reimbursements; total returns would have been lower had there been no assumption of fees and expenses in excess of expense limitations.
(3)For the period September 8, 1995 (initial public offering date) through March 31, 1997.

                             THE BEAR STEARNS FUNDS

                           Large Cap Value Portfolio
                                 MARCH 31, 1997
                                  (UNAUDITED)

--------------------------------------------------------------------------------

                               SECTOR ALLOCATION
                        (AS A PERCENTAGE OF NET ASSETS)
--------------------------------------------------------------------------------

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Computers & Office Equipment          12.37%
Building & Construction                7.52%
Tobacco                                3.36%
Cash & Cash Equivalents                0.33%
Electronics                            4.44%
Instruments -- Scientific              1.37%
Automobiles                            5.63%
Transport -- Railroads                 3.68%
Life/Health Insurance                  9.48%
Banks                                  4.41%
Protection -- Safety                   5.33%
Drugs & Hospital Supplies             11.50%
Automotive Equipment                   6.38%
Diversified Operations                 8.46%
Soap & Cleaning Products               2.38%
Restaurants                            3.22%
Credit & Finance                      10.14%

--------------------------------------------------------------------------------

                                TOP TEN HOLDINGS
--------------------------------------------------------------------------------

                                                                                        PERCENT OF
RANK   HOLDING                                                       SECTOR             NET ASSETS
-----  --------------------------------------------------  ---------------------------  ----------
   1.  Goodyear Tire & Rubber Co. (The) .................  Automotive Equipment             6.38
   2.  ADT Ltd. .........................................  Protection -- Safety             5.33
   3.  Pitney Bowes, Inc. ...............................  Computers & Office
                                                           Equipment                        4.80
   4.  General Electric Co. .............................  Diversified Operations           4.58
   5.  Intel Corp. ......................................  Electronics                      4.44
   6.  Bank of New York Co., Inc. .......................  Banks                            4.41
   7.  Equitable Cos., Inc. .............................  Life/Health Insurance            4.26
   8.  FannieMae.........................................  Credit & Finance                 4.16
   9.  Medtronic, Inc. ..................................  Drugs & Hospital Supplies        4.11
  10.  Armstrong World Industries, Inc. .................  Building & Construction          4.09

                             THE BEAR STEARNS FUNDS

                           Small Cap Value Portfolio
                                 MARCH 31, 1997
                                  (UNAUDITED)

--------------------------------------------------------------------------------

                               SECTOR ALLOCATION
                        (AS A PERCENTAGE OF NET ASSETS)
--------------------------------------------------------------------------------

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Building & Housing                     9.63%
Home Furnishings                       2.93%
Retail - Restaurants                   5.71%
Cosmetics & Soaps                      2.83%
Banks                                  5.82%
Grocery Products                       3.00%
Financial Services                     2.59%
Steel                                  3.53%
Cash & Cash Equivalents                2.21%
Textiles & Shoes                       4.48%
Tobacco                                3.66%
Other                                 21.96%
Publishing & Broadcasting              3.16%
Non-Ferrous Metals                     5.25%
Life/Health Insurance                  2.63%
Rubber & Plastics                      3.74%
Electronics                            3.36%
Electrical Equipment                   4.22%
Drugs & Hospital Supplies              2.57%
Coal                                   4.18%
Computers & Office Equipment           2.54%

--------------------------------------------------------------------------------

                                TOP TEN HOLDINGS
--------------------------------------------------------------------------------

                                                                                        PERCENT OF
RANK   HOLDING                                                       SECTOR             NET ASSETS
-----  --------------------------------------------------  ---------------------------  ----------
   1.  Triangle Pacific Corp. ...........................  Building & Housing               5.11
   2.  AnnTaylor Stores Corp. ...........................  Textiles & Shoes                 4.48
   3.  Zeigler Coal Holding Co. .........................  Coal                             4.18
   4.  Foodmaker, Inc. ..................................  Retail -- Restaurants            4.11
   5.  Windmere-Durable Holdings Inc. ...................  Electrical Equipment             3.86
   6.  DIMON Inc. .......................................  Tobacco                          3.66
   7.  Universal Stainless & Alloy Products, Inc. .......  Steel                            3.53
   8.  Cubic Corp. Designs...............................  Electronics                      3.36
   9.  Cadmus Communications Corp. ......................  Publishing & Broadcasting        3.16
  10.  Bay View Capital Corp. ...........................  Banks                            3.13

                             THE BEAR STEARNS FUNDS

                          Total Return Bond Portfolio
                                 MARCH 31, 1997
                                  (UNAUDITED)

--------------------------------------------------------------------------------

                               SECTOR ALLOCATION
                        (AS A PERCENTAGE OF NET ASSETS)
--------------------------------------------------------------------------------

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                             TREASURY / GOVERNMENT SECURITIES     CORPORATES
Total Return Bond Portfolio                                                              13.09%         54.41%
Salomon Brothers Broad Investment Grade Bond Index                                       50.77%         19.65%

                                                              MORTGAGE-BACKED SECURITIES           PREFERRED STOCK
Total Return Bond Portfolio                                                              24.62%          5.42%
Salomon Brothers Broad Investment Grade Bond Index                                       29.58%          0.00%

                                                             CASH & CASH EQUIVALENTS
Total Return Bond Portfolio                                                              2.46%
Salomon Brothers Broad Investment Grade Bond Index                                       0.00%

--------------------------------------------------------------------------------

                     FIXED INCOME PORTFOLIO CHARACTERISTICS
--------------------------------------------------------------------------------

                                                                               TOTAL RETURN            SALOMON BROTHERS BROAD
                                                                              BOND PORTFOLIO         INVESTMENT GRADE BOND INDEX
                                                                            -------------------  -----------------------------------

Average Maturity..........................................................        9.26 years                  8.63 years

                                                                                  4.88 years                  4.76 years
Average Duration..........................................................

                                                                                       7.41%                       7.19%
Average Coupon............................................................

                                                                                       7.56%                       7.19%
Yield to Maturity.........................................................

-------------------------------------------------------------------------------

                             THE BEAR STEARNS FUNDS

                           Large Cap Value Portfolio
                            PORTFOLIO OF INVESTMENTS
                                 MARCH 31, 1997
--------------------------------------------------------------------------------
                                                      MARKET
SHARES                                                 VALUE
--------------------------------------------------------------------------------
             COMMON STOCKS--99.67%
             AUTOMOBILES - 5.63%
    13,600   Ford Motor Co. ......................  $   426,700
     6,600   General Motors Corp. ................      365,475
                                                    -----------
                                                        792,175
                                                    -----------

             AUTOMOTIVE EQUIPMENT - 6.38%
    17,200   Goodyear Tire & Rubber Co. (The) ....      898,700
                                                    -----------
             BANKS - 4.41%
    16,900   Bank of New York Co., Inc. ..........      621,075
                                                    -----------

             BUILDING & CONSTRUCTION - 7.52%
     8,900   Armstrong World Industries, Inc. ....      576,275
    12,000   Owens Corning........................      483,000
                                                    -----------
                                                      1,059,275
                                                    -----------

             COMPUTERS & OFFICE EQUIPMENT - 12.37%
    11,500   Pitney Bowes, Inc. ..................      675,625
    13,900   Quantum Corp.*.......................      536,888
     9,300   Xerox Corp. .........................      528,937
                                                    -----------
                                                      1,741,450
                                                    -----------

             CREDIT & FINANCE - 10.14%
    16,200   FannieMae............................      585,225
     7,100   Great Western Financial Corp. .......      286,663
    11,600   Travelers Group, Inc. ...............      555,350
                                                    -----------
                                                      1,427,238
                                                    -----------

             DIVERSIFIED OPERATIONS - 8.46%
     6,500   General Electric Co. ................      645,125
    10,200   Varian Associates, Inc. .............      545,700
                                                    -----------
                                                      1,190,825
                                                    -----------

             DRUGS & HOSPITAL SUPPLIES - 11.50%
    12,100   Baxter International Inc. ...........      521,812
     8,800   Bristol-Myers Squibb Co. ............      519,200
     9,300   Medtronic, Inc. .....................      578,925
                                                    -----------
                                                      1,619,937
                                                    -----------

--------------------------------------------------------------------------------
                                                      MARKET
SHARES                                                 VALUE
--------------------------------------------------------------------------------

             ELECTRONICS - 4.44%
     4,500   Intel Corp. .........................  $   626,063
                                                    -----------

             INSTRUMENTS--SCIENTIFIC - 1.37%
     3,000   Perkin-Elmer Corp. ..................      193,125
                                                    -----------

             LIFE/HEALTH INSURANCE - 9.48%
     3,900   Aon Corporation......................      238,875
    22,000   Equitable Cos., Inc. ................      599,500
    23,100   USF&G Corp. .........................      496,650
                                                    -----------
                                                      1,335,025
                                                    -----------

             PROTECTION--SAFETY - 5.33%
    30,000   ADT Ltd.*............................      750,000
                                                    -----------

             RESTAURANTS - 3.22%
    22,000   Wendy's International, Inc. .........      453,750
                                                    -----------

             SOAP & CLEANING PRODUCTS - 2.38%
    20,800   Dial Corp. ..........................      335,400
                                                    -----------

             TOBACCO - 3.36%
     4,150   Philip Morris Cos. Inc. .............      473,619
                                                    -----------

             TRANSPORT--RAILROADS - 3.68%
     4,590   Conrail, Inc. .......................      517,522
                                                    -----------
             Total Common Stocks
             (cost - $12,409,053).................   14,035,179
                                                    -----------

             SHORT-TERM INVESTMENT- 0.49%
             INVESTMENT COMPANY - 0.49%
    69,397   The Milestone Funds Treasury
             Obligations
             Portfolio, Institutional Shares**
             (cost - $69,397).....................       69,397
                                                    -----------
             Total Investments
             (cost - $12,478,450) - 100.16%.......   14,104,576
             Liabilities in excess of other assets
             -(0.16)%.............................      (22,744)
                                                    -----------
             Net Assets - 100.00%.................  $14,081,832
                                                    -----------
                                                    -----------

---------
 * Non-income producing security.
** Money market fund.

The accompanying notes are an integral part of the financial statements.

                             THE BEAR STEARNS FUNDS
                           Small Cap Value Portfolio
                            PORTFOLIO OF INVESTMENTS
                                 MARCH 31, 1997
--------------------------------------------------------------------------------
                                                   MARKET
SHARES                                              VALUE
--------------------------------------------------------------------------------
           COMMON STOCKS--97.79%

           AUTOMOTIVE EQUIPMENT - 1.09%
   70,000  Audiovox Corp.*.....................  $   446,250
                                                 -----------
           BANKS - 5.82%
   25,100  Bay View Capital Corp. .............    1,280,100
   19,950  California Financial Holding Co. ...      578,550
   30,500  Hamilton Bancorp, Inc. .............      526,125
                                                 -----------
                                                   2,384,775
                                                 -----------

           BUILDING & HOUSING - 9.63%
  132,625  Fedders Corp., Class A..............      712,859
   73,500  Giant Cement Holding, Inc.*.........    1,139,250
   76,000  Triangle Pacific Corp.*.............    2,090,000
                                                 -----------
                                                   3,942,109
                                                 -----------

           CHEMICALS & FERTILIZERS - 0.61%
   13,700  Lilly Industries, Inc. .............      248,313
                                                 -----------

           COAL - 4.18%
   72,000  Zeigler Coal Holding Co. ...........    1,710,000
                                                 -----------

           COMMERCIAL PRINTING - 2.32%
   35,000  Bowne & Co., Inc. ..................      949,375
                                                 -----------

           COMMERCIAL SERVICES - 0.98%
   16,500  Steiner Leisure Ltd.*...............      400,125
                                                 -----------

           COMMUNICATIONS - 1.63%
   25,500  Data Transmission Network Corp.*....      669,375
                                                 -----------

           COMMUNICATIONS SOFTWARE - 1.21%
   25,600  Dialogic Corp.*.....................      496,000
                                                 -----------
           COMPUTERS & OFFICE EQUIPMENT - 2.54%
   80,000  S3 Inc.*............................    1,040,000
                                                 -----------

           COSMETICS & SOAPS - 2.83%
   80,550  Guest Supply, Inc.*.................    1,157,906
                                                 -----------
           DIVERSIFIED OPERATIONS - 2.26%
   77,000  Griffon Corp.*......................      924,000
                                                 -----------

--------------------------------------------------------------------------------
                                                   MARKET
SHARES                                              VALUE
--------------------------------------------------------------------------------

           DRUGS & HOSPITAL SUPPLIES - 2.57%
   53,000  Global Pharmaceutical Corp.*........  $   453,813
   56,500  HumaScan Inc.*......................      596,781
                                                 -----------
                                                   1,050,594
                                                 -----------

           ELECTRICAL EQUIPMENT - 4.22%
   34,000  Aerovox, Inc.*......................      144,500
  112,000  Windmere-Durable Holdings Inc. .....    1,582,000
                                                 -----------
                                                   1,726,500
                                                 -----------

           ELECTRONICS - 3.36%
   57,300  Cubic Corp. Designs.................    1,375,200
                                                 -----------

           ENTERTAINMENT & LEISURE - 0.27%
   15,000  Colonial Downs Holdings, Inc., Class
           A*..................................      110,625
                                                 -----------

           FINANCIAL SERVICES - 2.59%
   35,900  Banks United Corp., Class A.........    1,059,050
                                                 -----------

           GROCERY PRODUCTS - 3.00%
   53,200  Foodbrands America, Inc.*...........    1,230,250
                                                 -----------

           HOME FURNISHINGS - 2.93%
   80,000  Furniture Brands Intl., Inc.*.......    1,200,000
                                                 -----------

           LIFE/HEALTH INSURANCE - 2.63%
   23,900  Security-Connecticut Corp. .........    1,078,488
                                                 -----------

           MEDICAL--DRUGS - 2.41%
   47,000  Cephalon, Inc.*.....................      987,000
                                                 -----------

           MISCELLANEOUS INDUSTRIALS - 2.09%
   77,000  Alyn Corp.*.........................      721,875
    2,000  SPS Technologies, Inc.*.............      135,000
                                                 -----------
                                                     856,875
                                                 -----------

           NON-FERROUS METALS - 5.25%
   49,900  Chase Brass Industries, Inc.*.......    1,010,475
   29,100  Mueller Industries, Inc.*...........    1,138,537
                                                 -----------
                                                   2,149,012
                                                 -----------

The accompanying notes are an integral part of the financial statements.

THE          BEAR          STEARNS FUNDS

                           Small Cap Value Portfolio
                            PORTFOLIO OF INVESTMENTS
                                 MARCH 31, 1997
--------------------------------------------------------------------------------
                                                   MARKET
SHARES                                              VALUE
--------------------------------------------------------------------------------
           COMMON STOCKS (CONTINUED)
           OIL & GAS - 1.87%
   25,000  Equitable Resources, Inc. ..........  $   765,625
                                                 -----------
           PAPER & PAPER RELATED PRODUCTS - 2.02%
   27,300  Schweitzer-Mauduit International,
           Inc. ...............................      825,825
                                                 -----------
           PUBLISHING & BROADCASTING - 3.16%
   91,500  Cadmus Communications Corp. ........    1,292,437
                                                 -----------
           RETAIL--RESTAURANTS - 5.71%
   50,000  Apple South, Inc. ..................      656,250
  166,000  Foodmaker, Inc.*....................    1,680,750
                                                 -----------
                                                   2,337,000
                                                 -----------

           RUBBER & PLASTICS - 3.74%
   80,000  Applied Extrusion Technologies,
           Inc.*...............................      870,000
   83,900  Lamson & Sessions Co.*..............      660,713
                                                 -----------
                                                   1,530,713
                                                 -----------
           STEEL - 3.53%
  146,500  Universal Stainless & Alloy
           Products, Inc.*.....................    1,446,687
                                                 -----------

           TELECOMMUNICATIONS - 2.06%
   54,500  Davel Communications Group, Inc.*...      844,750
                                                 -----------

--------------------------------------------------------------------------------
                                                   MARKET
SHARES                                              VALUE
--------------------------------------------------------------------------------

           TEXTILES & SHOES - 4.48%
   90,000  AnnTaylor Stores Corp.*.............  $ 1,833,750
                                                 -----------

           TOBACCO - 3.66%
   65,100  DIMON Inc. .........................    1,497,300
                                                 -----------

           TRANSPORT--MARINE - 1.14%
   27,000  Avondale Industries, Inc.*..........      465,750
                                                 -----------
           Total Common Stocks
           (cost - $33,947,540)................   40,031,659
                                                 -----------

           SHORT-TERM INVESTMENT-1.83%
           INVESTMENT COMPANY - 1.83%
  750,765  The Milestone Funds Treasury
           Obligations Portfolio, Institutional
           Shares**
           (cost - $750,765)...................      750,765
                                                 -----------
           Total Investments
           (cost - $34,698,305) - 99.62%.......   40,782,424
           Other assets in excess of
           liabilities - 0.38%.................      155,100
                                                 -----------
           Net Assets - 100.00%................  $40,937,524
                                                 -----------
                                                 -----------

---------
 * Non-income producing security.
** Money market fund.

The accompanying notes are an integral part of the financial statements.

                             THE BEAR STEARNS FUNDS
                          Total Return Bond Portfolio
                            PORTFOLIO OF INVESTMENTS
                                 MARCH 31, 1997

------------------------------------------------------------------------------------------------------------------------
                                                                                                  PRINCIPAL
                                                                                                   AMOUNT      MARKET
DESCRIPTION                                                                                        (000'S)      VALUE
------------------------------------------------------------------------------------------------------------------------
LONG-TERM DEBT INVESTMENTS--92.12% CORPORATE OBLIGATIONS - 54.41% ASSET-BACKED -
9.34% AFC Mortgage Loan  Asset-Backed  Certificates,  Series  1994-1,  Class 1A,
Superior Bank FSB
 Depositor, 6.40%,
 03/25/24.......................................................................................  $     482  $   465,431
Ford Credit 1995-B Grantor Trust, Asset-Backed Certificates, Class A, 5.90%, 10/15/00...........        470      467,313
Morgan Stanley Capital I Inc., Series 1997-C1, Class A-1B, Commercial Mortgage Pass-Through
 Certificates, 7.46%, 05/15/06..................................................................        540      543,713
Standard Credit Card Trust 1990-6, Credit Card Participation Certificates, Class A, 9.375%,
 07/10/97.......................................................................................        190      191,818
                                                                                                             -----------
                                                                                                               1,668,275
                                                                                                             -----------

FINANCE - 18.08%
Aon Capital Trust A, Capital Securities, Aon Corporation Guaranteed, 8.205%, 01/01/27*..........        500      489,826
Associates Corp. N.A., Senior Notes, 7.50%, 05/15/99............................................        150      152,625
CIT Group Holdings, Inc. (The), Senior Notes, MTN, 6.75%, 05/14/01..............................        250      246,875
Compass Trust I, Capital Securities, Series A, Compass Bancshares, Inc., 8.23%, 01/15/27........        500      484,375
General Motors Acceptance Corp., MTN, 6.125%, 09/08/97..........................................        675      675,479
Lehman Brothers Holdings Inc., Series E, MTN, 6.65%, 01/28/00...................................        500      495,000
Markel Capital Trust I, Markel Corporation Guaranteed, 8.71%, 01/01/46*.........................        200      196,410
Salomon Inc, Senior Notes, 7.20%, 02/01/04......................................................        500      491,250
                                                                                                             -----------
                                                                                                               3,231,840
                                                                                                             -----------

GOVERNMENT--AGENCY - 4.14%
Hydro-Quebec, Yankee Debentures, 8.05%, 07/07/24................................................        700      740,250
                                                                                                             -----------

INDUSTRIAL - 15.95%
Coca-Cola Enterprises Inc., Debentures, 6.70%, 10/15/36.........................................        725      714,125
Continental Cablevision, Senior Notes, 8.30%, 05/15/06..........................................        500      520,000
Cooper Tire & Rubber Company, Notes, 7.625%, 03/15/27...........................................        200      195,000
Six Flags Entertainment Inc., Senior Notes, Time Warner Entertainment Inc. Guaranteed, Zero
 Coupon, 12/15/99...............................................................................        250      206,250
TCI Communications, Inc., Series B, Senior Notes, MTN, 7.55%, 09/02/03..........................        750      727,500
Total Access Communication Public Company Limited, Senior Unsecured Yankee Bonds, 8.375%,
 11/04/06*......................................................................................        500      487,500
                                                                                                             -----------
                                                                                                               2,850,375
                                                                                                             -----------

TELEPHONE - 4.15%
US West Capital Funding, Inc., US West, Inc. Guaranteed, 6.85%, 01/15/02........................        750      740,625
                                                                                                             -----------

UTILITY--GAS - 2.75%
Ras Laffan Liquified Natural Gas Company Limited, Secured Bonds, 7.628%, 09/15/06*..............        500      491,250
                                                                                                             -----------
Total Corporate Obligations (cost - $9,878,834).................................................               9,722,615
                                                                                                             -----------

The accompanying notes are an integral part of the financial statements.

                             THE BEAR STEARNS FUNDS

                          Total Return Bond Portfolio
                            PORTFOLIO OF INVESTMENTS
                                 MARCH 31, 1997

------------------------------------------------------------------------------------------------------------------------
                                                                                                  PRINCIPAL
                                                                                                   AMOUNT      MARKET
DESCRIPTION                                                                                        (000'S)      VALUE
------------------------------------------------------------------------------------------------------------------------
LONG-TERM DEBT INVESTMENTS (CONTINUED)
U.S. GOVERNMENT AGENCY OBLIGATIONS - 24.62%
Federal Home Loan Mortgage Corporation
  6.00%, 10/01/00...............................................................................  $     238  $   231,883
Federal National Mortgage Association
  6.50%, 04/01/26...............................................................................         19       17,712
  7.00%, 10/01/25...............................................................................        504      482,071
  7.00%, 01/01/26...............................................................................        241      230,073
  7.00%, 11/01/26...............................................................................        895      856,371
  8.00%, 02/01/12...............................................................................        571      581,563
Government National Mortgage Association
  7.00%, 08/15/10...............................................................................        227      223,906
  7.00%, 08/15/25...............................................................................        269      257,061
  7.00%, 02/15/26...............................................................................        140      133,865
  7.00%, 03/15/26...............................................................................      1,452    1,386,137
                                                                                                             -----------
Total U.S. Government Agency Obligations (cost - $4,477,779)....................................               4,400,642
                                                                                                             -----------

U.S. GOVERNMENT OBLIGATIONS - 13.09%
U.S. Treasury Notes
  5.75%, 10/31/00...............................................................................        500      485,670
  5.875%, 08/15/98..............................................................................        350      348,131
  6.125%, 07/31/00..............................................................................        500      492,500
  6.625%, 07/31/01..............................................................................        500      497,990
  7.75%, 11/30/99...............................................................................        500      514,255
                                                                                                             -----------
Total U.S. Government Obligations (cost - $2,373,800)...........................................               2,338,546
                                                                                                             -----------
Total Long-Term Debt Investments (cost - $16,730,413)...........................................              16,461,803
                                                                                                             -----------


                                                                                                   SHARES
                                                                                                  ---------
LONG-TERM EQUITY INVESTMENTS--5.42%

PREFERRED STOCKS - 5.42%
1585 Broadway Corporation, Step-Down Preferred Stock, 13.83%, 12/30/06*.........................        500      485,182
Marquette Real Estate Funding Corporation, Step-Down Preferred Stock, 13.701%, 12/30/06*........        500      483,288
                                                                                                             -----------
Total Long-Term Equity Investments (cost - $1,000,815)..........................................                 968,470
                                                                                                             -----------

The accompanying notes are an integral part of the financial statements.

                             THE BEAR STEARNS FUNDS

                          Total Return Bond Portfolio
                            PORTFOLIO OF INVESTMENTS
                                 MARCH 31, 1997

------------------------------------------------------------------------------------------------------------------------
                                                                                                               MARKET
DESCRIPTION                                                                                        SHARES       VALUE
------------------------------------------------------------------------------------------------------------------------
SHORT-TERM INVESTMENTS--0.00%

INVESTMENT COMPANIES - 0.00%
Federated Investors, Trust for Short-Term U.S. Government Securities**..........................        119  $       119
The Milestone Funds Treasury Obligations Portfolio, Institutional Shares **.....................        454          454
                                                                                                             -----------
Total Short-Term Investments (cost - $573)......................................................                     573
                                                                                                             -----------

Total Investments (cost - $17,731,801) - 97.54%.................................................              17,430,846
Other assets in excess of liabilities - 2.46%...................................................                 439,868
                                                                                                             -----------
Net Assets - 100.00%............................................................................             $17,870,714
                                                                                                             -----------
                                                                                                             -----------

---------
MTN -- Medium-Term Notes.
 * SEC Rule 144A Security. Such securities are traded only among "qualified institutional buyers".
** Money market fund.

The accompanying notes are an integral part of the financial statements.

                             THE BEAR STEARNS FUNDS

                      STATEMENT OF ASSETS AND LIABILITIES
                                 MARCH 31, 1997

                                                      LARGE CAP        SMALL CAP
                                                        VALUE            VALUE         TOTAL RETURN
                                                      PORTFOLIO        PORTFOLIO      BOND PORTFOLIO
                                                    --------------   --------------   --------------
ASSETS
Investments, at value (cost - $12,478,450,
   $34,698,305 and $17,731,801, respectively).....  $  14,104,576    $  40,782,424    $  17,430,846
  Receivable for Portfolio shares sold............        101,416           20,747           73,214
  Receivable for investments sold.................             --          649,773          202,886
  Receivable from investment adviser..............         11,997               --           33,844
  Dividends and interest receivable...............         20,125           12,780          239,294
  Deferred organization expenses and other
   assets.........................................         91,426          111,636           79,307
                                                    --------------   --------------   --------------
        Total assets..............................     14,329,540       41,577,360       18,059,391
                                                    --------------   --------------   --------------
LIABILITIES
  Loan payable....................................             --               --           58,000
  Payable for Portfolio shares repurchased........        165,587           66,250              107
  Payable for investments purchased...............             --          457,039               --
  Dividends payable...............................             --               --           33,741
  Administration fee payable......................          1,927            5,477            2,384
  Distribution fee payable (class A and C
   shares)........................................         16,126           46,559            6,138
  Custodian fee payable...........................          1,993            1,240            7,110
  Accrued expenses................................         62,075           63,271           81,197
                                                    --------------   --------------   --------------
        Total liabilities.........................        247,708          639,836          188,677
                                                    --------------   --------------   --------------
NET ASSETS
  Capital stock, $0.001 par value (unlimited
   shares of beneficial interest authorized)......            821            2,346            1,486
  Paid-in capital.................................      9,793,505       35,248,497       18,233,426
  Undistributed net investment income.............          8,376               --               --
  Accumulated net realized gain/(loss) from
   investments....................................      2,653,004         (397,438)         (63,243)
  Net unrealized appreciation/(depreciation) on
   investments....................................      1,626,126        6,084,119         (300,955)
                                                    --------------   --------------   --------------
        Net assets................................  $  14,081,832    $  40,937,524    $  17,870,714
                                                    --------------   --------------   --------------
                                                    --------------   --------------   --------------
CLASS A
  Net assets......................................  $   4,986,830    $  13,142,573    $   3,366,497
                                                    --------------   --------------   --------------
  Shares of beneficial interest outstanding.......        290,426          751,791          279,908
                                                    --------------   --------------   --------------
  Net asset value per share.......................         $17.17           $17.48           $12.03
                                                    --------------   --------------   --------------
                                                    --------------   --------------   --------------
  Maximum offering price per share (net asset value plus sales charge of 4.75%*,
   4.75%* and
   3.75%*, respectively, of the offering price)...         $18.03           $18.35           $12.50
                                                    --------------   --------------   --------------
                                                    --------------   --------------   --------------
CLASS C
                                                    $   2,986,488    $  11,070,666    $   1,017,746
  Net assets......................................
                                                    --------------   --------------   --------------
  Shares of beneficial interest outstanding.......        174,588          637,042           84,626
                                                    --------------   --------------   --------------
  Net asset value and offering price per
   share**........................................         $17.11           $17.38           $12.03
                                                    --------------   --------------   --------------
                                                    --------------   --------------   --------------
CLASS Y
  Net assets......................................  $   6,108,514    $  16,724,285    $  13,486,471
                                                    --------------   --------------   --------------
                                                          355,556          957,355        1,121,464
  Shares of beneficial interest outstanding.......
                                                    --------------   --------------   --------------
  Net asset value, offering and redemption price
   per share......................................         $17.18           $17.47           $12.03
                                                    --------------   --------------   --------------
                                                    --------------   --------------   --------------

---------
 * On investments of $50,000 or more, the offering price is reduced.

** Redemption price per share is equal to the net asset value per share less any applicable contingent deferred sales charge.

The accompanying notes are an integral part of the financial statements.

                             THE BEAR STEARNS FUNDS

                            STATEMENT OF OPERATIONS
                    FOR THE FISCAL YEAR ENDED MARCH 31, 1997

                                                                            LARGE CAP           SMALL CAP          TOTAL RETURN
                                                                         VALUE PORTFOLIO     VALUE PORTFOLIO      BOND PORTFOLIO
                                                                         ----------------    ----------------    ----------------
INVESTMENT INCOME
  Dividends...........................................................      $ 388,841           $ 240,179           $  12,133
  Interest............................................................         10,957              21,681           1,482,997
                                                                         ----------------    ----------------    ----------------
                                                                              399,798             261,860           1,495,130
                                                                         ----------------    ----------------    ----------------
EXPENSES
  Advisory fees.......................................................        151,578             285,539              98,957
  Transfer agent fees and expenses....................................        104,027             131,112             101,476
  Accounting fees.....................................................         99,570             119,822              99,469
  Distribution fees - class A.........................................         27,440              57,907              15,344
  Distribution fees - class C.........................................         37,332             111,111              12,483
  Legal and auditing fees.............................................         39,505              52,884              43,203
  Administration fees.................................................         30,232              57,108              32,986
  Reports and notices to shareholders.................................         10,459              17,558              19,432
  Federal and state registration fees.................................         27,811              36,387              27,797
  Amortization of organization expenses...............................         19,860              21,604              15,304
  Insurance expenses..................................................         15,137              14,971              15,078
  Custodian fees and expenses.........................................          8,900              10,222              15,002
  Trustees' fees and expenses.........................................          7,001               8,001              10,901
  Other...............................................................          2,345               5,851                  --
                                                                         ----------------    ----------------    ----------------
        Total expenses before waivers and reimbursements..............        581,197             930,077             507,432
        Less: waivers and reimbursements..............................       (312,774)           (372,205)           (379,218)
                                                                         ----------------    ----------------    ----------------
        Total expenses after waivers and reimbursements...............        268,423             557,872             128,214
                                                                         ----------------    ----------------    ----------------
  Net investment income/(loss)........................................        131,375            (296,012)          1,366,916
                                                                         ----------------    ----------------    ----------------
NET REALIZED AND UNREALIZED GAIN/(LOSS) ON INVESTMENTS
  Net realized gain/(loss) from investments...........................      2,770,141             210,104             (61,189)
  Net change in unrealized appreciation/(depreciation) on
   investments........................................................        486,773           3,397,726            (148,563)
                                                                         ----------------    ----------------    ----------------
  Net realized and unrealized gain/(loss) on investments..............      3,256,914           3,607,830            (209,752)
                                                                         ----------------    ----------------    ----------------
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS..................      $3,388,289          $3,311,818          $1,157,164
                                                                         ----------------    ----------------    ----------------
                                                                         ----------------    ----------------    ----------------

The accompanying notes are an integral part of the financial statements.

                             THE BEAR STEARNS FUNDS

                       STATEMENT OF CHANGES IN NET ASSETS

                                                                            LARGE CAP                     SMALL CAP
                                                                         VALUE PORTFOLIO               VALUE PORTFOLIO
                                                               ------------------------------------    ----------------
                                                                   FOR THE          FOR THE PERIOD         FOR THE
                                                                 FISCAL YEAR        APRIL 3, 1995*       FISCAL YEAR
                                                                    ENDED              THROUGH              ENDED
                                                                MARCH 31, 1997      MARCH 31, 1996      MARCH 31, 1997
                                                               ----------------    ----------------    ----------------
INCREASE IN NET ASSETS FROM
OPERATIONS
  Net investment income/(loss)..............................     $   131,375         $    20,211         $  (296,012)
  Net realized gain/(loss) from investments.................       2,770,141              95,147             210,104
  Net change in unrealized appreciation/ (depreciation) on
   investments..............................................         486,773           1,139,353           3,397,726
                                                               ----------------    ----------------    ----------------
  Net increase in net assets resulting from operations......       3,388,289           1,254,711           3,311,818
                                                               ----------------    ----------------    ----------------
DIVIDENDS AND DISTRIBUTIONS TO SHAREHOLDERS FROM
  Net investment income
    Class A shares..........................................         (36,680)             (4,557)                 --
    Class C shares..........................................          (5,113)                 --                  --
    Class Y shares..........................................         (86,346)            (10,514)                 --
                                                               ----------------    ----------------    ----------------
                                                                    (128,139)            (15,071)                 --
                                                               ----------------    ----------------    ----------------
  Net realized capital gains
    Class A shares..........................................         (66,024)             (1,184)           (191,411)
    Class C shares..........................................         (46,015)             (1,037)           (113,992)
    Class Y shares..........................................         (97,133)               (891)           (274,790)
                                                               ----------------    ----------------    ----------------
                                                                    (209,172)             (3,112)           (580,193)
                                                               ----------------    ----------------    ----------------
SHARES OF BENEFICIAL INTEREST
  Net proceeds from the sale of shares......................      21,189,714          10,493,529          31,319,342
  Cost of shares repurchased................................     (20,911,123)         (1,214,980)        (15,839,169)
  Shares issued in reinvestment of dividends................         203,090               9,088             509,481
                                                               ----------------    ----------------    ----------------
  Net increase/(decrease) in net assets derived from shares
   of beneficial interest transactions......................         481,681           9,287,637          15,989,654
                                                               ----------------    ----------------    ----------------
  Total increase/(decrease) in net assets...................       3,532,659          10,524,165          18,721,279
NET ASSETS
  Beginning of period.......................................      10,549,173              25,008          22,216,245
                                                               ----------------    ----------------    ----------------
  End of period**...........................................     $14,081,832         $10,549,173         $40,937,524
                                                               ----------------    ----------------    ----------------
                                                               ----------------    ----------------    ----------------

                                                                  SMALL CAP                 TOTAL RETURN
                                                               VALUE PORTFOLIO             BOND PORTFOLIO
                                                               ---------------- ------------------------------------
                                                               FOR THE PERIOD         FOR THE          FOR THE PERIOD
                                                               APRIL 3, 1995*       FISCAL YEAR        APRIL 3, 1995*
                                                                  THROUGH              ENDED              THROUGH
                                                               MARCH 31, 1996      MARCH 31, 1997      MARCH 31, 1996
                                                              ----------------    ----------------    ----------------
INCREASE IN NET ASSETS FROM
OPERATIONS
  Net investment income/(loss)..............................    $   (69,561)        $ 1,366,916         $   670,434
  Net realized gain/(loss) from investments.................        544,848             (61,189)            105,601
  Net change in unrealized appreciation/ (depreciation) on
   investments..............................................      2,686,393            (148,563)           (152,392)
                                                              ----------------    ----------------    ----------------
  Net increase in net assets resulting from operations......      3,161,680           1,157,164             623,643
                                                              ----------------    ----------------    ----------------
DIVIDENDS AND DISTRIBUTIONS TO SHAREHOLDERS FROM
  Net investment income
    Class A shares..........................................             --            (262,042)           (232,740)
    Class C shares..........................................             --             (92,135)            (84,059)
    Class Y shares..........................................             --          (1,012,739)           (353,635)
                                                              ----------------    ----------------    ----------------
                                                                         --          (1,366,916)           (670,434)
                                                              ----------------    ----------------    ----------------
  Net realized capital gains
    Class A shares..........................................        (64,256)            (10,555)            (13,644)
    Class C shares..........................................        (72,361)             (4,155)             (5,746)
    Class Y shares..........................................       (134,885)            (38,149)            (35,406)
                                                              ----------------    ----------------    ----------------
                                                                   (271,502)            (52,859)            (54,796)
                                                              ----------------    ----------------    ----------------
SHARES OF BENEFICIAL INTEREST
  Net proceeds from the sale of shares......................     23,204,316          11,283,204          19,389,794
  Cost of shares repurchased................................     (4,151,186)        (12,702,583)         (1,253,726)
  Shares issued in reinvestment of dividends................        247,929           1,111,988             381,251
                                                              ----------------    ----------------    ----------------
  Net increase/(decrease) in net assets derived from shares
   of beneficial interest transactions......................     19,301,059            (307,391)         18,517,319
                                                              ----------------    ----------------    ----------------
  Total increase/(decrease) in net assets...................     22,191,237            (570,002)         18,415,732

NET ASSETS
  Beginning of period.......................................         25,008          18,440,716              24,984
                                                              ----------------    ----------------    ----------------
  End of period**...........................................    $22,216,245         $17,870,714         $18,440,716
                                                              ================    ================     ===============

----------
 * Commencement of operations.
** Includes undistributed net investment income of $8,376 for the fiscal year ended March 31, 1997 and $5,140 for the period April 3, 1995* through March 31, 1996, for Large Cap Value Portfolio.

The accompanying notes are an integral part of the financial statements.

                             THE BEAR STEARNS FUNDS
                              FINANCIAL HIGHLIGHTS
                           Large Cap Value Portfolio
   -------------------------------------------------------------------------

Contained below is per share operating performance data for each class of shares outstanding, total investment return, ratios to average net assets and other supplemental data for each period indicated. This information has been derived from information provided in the financial statements.
--------------------------------------------------------------------------------

                                                                                  FOR THE PERIOD
                                            FOR THE FISCAL YEAR ENDED         APRIL 3, 1995* THROUGH
                                                 MARCH 31, 1997                   MARCH 31, 1996
                                           ---------------------------   ---------------------------------
                                           CLASS A   CLASS C   CLASS Y   CLASS A      CLASS C      CLASS Y
                                           -------   -------   -------   -------      -------      -------
PER SHARE OPERATING PERFORMANCE**
  Net asset value, beginning of
   period...............................   $ 15.13   $ 15.08   $ 15.12   $ 12.00      $ 12.00      $ 13.98
                                           -------   -------   -------   -------      -------      -------
  Net investment income/(loss)(1).......      0.04     (0.02)     0.23      0.06        (0.01)        0.07
  Net realized and unrealized gain on
   investments(2).......................      2.28      2.25      2.17      3.10         3.10         1.16
                                           -------   -------   -------   -------      -------      -------
  Net increase in net assets resulting
   from operations......................      2.32      2.23      2.40      3.16         3.09         1.23
                                           -------   -------   -------   -------      -------      -------
  Dividends and distributions to
   shareholders from
  Net investment income.................     (0.10)    (0.02)    (0.16)    (0.02)          --        (0.08)
  Net realized capital gains............     (0.18)    (0.18)    (0.18)    (0.01)       (0.01)       (0.01)
                                           -------   -------   -------   -------      -------      -------
                                             (0.28)    (0.20)    (0.34)    (0.03)       (0.01)       (0.09)
                                           -------   -------   -------   -------      -------      -------
  Net asset value, end of period........   $ 17.17   $ 17.11   $ 17.18   $ 15.13      $ 15.08      $ 15.12
                                           -------   -------   -------   -------      -------      -------
                                           -------   -------   -------   -------      -------      -------
  Total investment return(3)............     15.44%    14.87%    16.04%    26.35%       25.71%        8.75%(4)
                                           -------   -------   -------   -------      -------      -------
                                           -------   -------   -------   -------      -------      -------
RATIOS/SUPPLEMENTAL DATA
  Net assets, end of period (000's
   omitted).............................   $ 4,987   $ 2,986   $ 6,109   $ 3,616      $ 3,520      $ 3,413
  Ratio of expenses to average net
   assets(1)............................      1.50%     2.00%     1.00%     1.50%(5)     2.00%(5)     1.00%(5)
  Ratio of net investment income/(loss)
   to average net assets(1).............      0.43%    (0.08)%    1.00%     0.46%(5)    (0.06)%(5)    0.76%(4)(5)
  Decrease reflected in above expense
   ratios and net investment
   income/(loss) due to waivers and
   reimbursements.......................      1.58%     1.61%     1.50%     4.34%(5)     4.39%(5)     4.41%(4)(5)
  Portfolio turnover rate...............    136.67%   136.67%   136.67%    45.28%(6)    45.28%(6)    45.28%(6)
  Average commission rate per
   share(7).............................   $0.0593   $0.0593   $0.0593   $0.0596      $0.0596      $0.0596

--------
* Commencement of operations. Commenced investment operations on April 4, 1995. Class Y shares commenced its initial public offering on September 11, 1995.
** Calculated based on shares outstanding on the first and last day of the respective periods, except for dividends and distributions, if any, which are based on actual shares outstanding on the dates of distributions.
(1) Reflects waivers and reimbursements.
(2) The amounts shown for a share outstanding throughout the respective periods are not in accord with the changes in the aggregate gains and losses in investments during the respective periods because of the timing of sales and repurchases of Portfolio shares in relation to fluctuating net asset values during the respective periods.
(3) Total investment return does not consider the effects of sales charges or contingent deferred sales charges. Total investment return is calculated assuming a purchase of shares on the first day and a sale of shares on the last day of each period reported and includes reinvestment of dividends and distributions, if any. Total investment return is not annualized.
(4) The total investment return and ratios for class Y shares are not necessarily comparable to those of class A and C shares, due to timing differences in the commencement of the initial public offering of class Y shares.
(5) Annualized.
(6) Not annualized.
(7) Represents average commission rate per share charged to the Portfolio on purchases and sales of investments subject to such commissions during each period.

The accompanying notes are an integral part of the financial statements.

                             THE BEAR STEARNS FUNDS
                              FINANCIAL HIGHLIGHTS
                           Small Cap Value Portfolio
   -------------------------------------------------------------------------

Contained below is per share operating performance data for each class of shares outstanding, total investment return, ratios to average net assets and other supplemental data for each period indicated. This information has been derived from information provided in the financial statements.
--------------------------------------------------------------------------------

                                                                                  FOR THE PERIOD
                                            FOR THE FISCAL YEAR ENDED         APRIL 3, 1995* THROUGH
                                                 MARCH 31, 1997                   MARCH 31, 1996
                                           ---------------------------   ---------------------------------
                                           CLASS A   CLASS C   CLASS Y   CLASS A      CLASS C      CLASS Y
                                           -------   -------   -------   -------      -------      -------
PER SHARE OPERATING PERFORMANCE**
  Net asset value, beginning of
   period...............................   $ 15.87   $ 15.79   $ 15.85   $ 12.00      $ 12.00      $ 13.09
                                           -------   -------   -------   -------      -------      -------
  Net investment loss(1)................     (0.10)    (0.18)    (0.05)    (0.07)       (0.10)          --
  Net realized and unrealized gain on
   investments(2).......................      1.95      1.93      1.97      4.17         4.11         3.05
                                           -------   -------   -------   -------      -------      -------
  Net increase in net assets resulting
   from operations......................      1.85      1.75      1.92      4.10         4.01         3.05
                                           -------   -------   -------   -------      -------      -------
  Distributions to shareholders from
  Net realized capital gains............     (0.24)    (0.16)    (0.30)    (0.23)       (0.22)       (0.29)
                                           -------   -------   -------   -------      -------      -------
  Net asset value, end of period........   $ 17.48   $ 17.38   $ 17.47   $ 15.87      $ 15.79      $ 15.85
                                           -------   -------   -------   -------      -------      -------
                                           -------   -------   -------   -------      -------      -------
  Total investment return(3)............     11.71%    11.12%    12.19%    34.36%       33.59%       23.52%(4)
                                           -------   -------   -------   -------      -------      -------
                                           -------   -------   -------   -------      -------      -------
RATIOS/SUPPLEMENTAL DATA
  Net assets, end of period (000's
   omitted).............................   $13,143   $11,071   $16,724   $ 6,474      $ 6,753      $ 8,989
  Ratio of expenses to average net
   assets(1)............................      1.50%     2.00%     1.00%     1.50%(5)     2.00%(5)     1.00%(5)
  Ratio of net investment loss to
   average net assets(1)................     (0.81)%   (1.31)%   (0.31)%   (0.66)%(5)   (1.09)%(5)      --
  Decrease reflected in above expense
   ratios and net investment loss due to
   waivers and reimbursements...........      1.00%     0.99%     1.00%     2.32%(5)     2.39%(5)     2.45%(4)(5)
  Portfolio turnover rate...............     56.88%    56.88%    56.88%    40.79%(6)    40.79%(6)    40.79%(6)
  Average commission rate per
   share(7).............................   $0.0550   $0.0550   $0.0550   $0.0572      $0.0572      $0.0572

--------
* Commencement of investment operations. Class Y shares commenced its initial public offering on June 22, 1995.

** Calculated based on shares outstanding on the first and last day of the respective periods, except for dividends and distributions, if any, which are based on actual shares outstanding on the dates of distributions. (1) Reflects waivers and reimbursements. (2) The amounts shown for a share outstanding throughout the respective periods are not in accord with the changes in the aggregate gains and losses in investments during the respective periods because of the timing of sales and repurchases of Portfolio shares in relation to fluctuating net asset values during the respective periods. (3) Total investment return does not consider the effects of sales charges or contingent deferred sales charges. Total investment return is calculated assuming a purchase of shares on the first day and a sale of shares on the last day of each period reported and includes reinvestment of dividends and distributions, if any. Total investment return is not annualized. (4) The total investment return and ratios for class Y shares are not necessarily comparable to those of class A and C shares, due to timing differences in the commencement of the initial public offering of class Y shares. (5) Annualized. (6) Not annualized. (7) Represents average commission rate per share charged to the Portfolio on purchases and sales of investments subject to such commissions during each period.

The accompanying notes are an integral part of the financial statements.

                             THE BEAR STEARNS FUNDS
                              FINANCIAL HIGHLIGHTS
                          Total Return Bond Portfolio
   -------------------------------------------------------------------------
Contained below is per share operating performance data for each class of shares outstanding, total investment return, ratios to average net assets and other supplemental data for each period indicated. This information has been derived from information provided in the financial statements.
--------------------------------------------------------------------------------

                                                                                  FOR THE PERIOD
                                            FOR THE FISCAL YEAR ENDED         APRIL 3, 1995* THROUGH
                                                 MARCH 31, 1997                   MARCH 31, 1996
                                           ---------------------------   ---------------------------------
                                           CLASS A   CLASS C   CLASS Y   CLASS A      CLASS C      CLASS Y
                                           -------   -------   -------   -------      -------      -------
PER SHARE OPERATING PERFORMANCE**
  Net asset value, beginning of
   period...............................   $ 12.26   $ 12.26   $ 12.26   $ 12.00      $ 12.00      $ 12.35
                                           -------   -------   -------   -------      -------      -------
  Net investment income(1)..............      0.73      0.68      0.77      0.71         0.67         0.41
  Net realized and unrealized
   gain/(loss) on investments(2)........     (0.20)    (0.20)    (0.20)     0.30         0.30        (0.05)
                                           -------   -------   -------   -------      -------      -------
  Net increase in net assets resulting
   from operations......................      0.53      0.48      0.57      1.01         0.97         0.36
                                           -------   -------   -------   -------      -------      -------
  Dividends and distributions to
   shareholders from
  Net investment income.................     (0.73)    (0.68)    (0.77)    (0.71)       (0.67)       (0.41)
  Net realized capital gains............     (0.03)    (0.03)    (0.03)    (0.04)       (0.04)       (0.04)
                                           -------   -------   -------   -------      -------      -------
                                             (0.76)    (0.71)    (0.80)    (0.75)       (0.71)       (0.45)
                                           -------   -------   -------   -------      -------      -------
  Net asset value, end of period........   $ 12.03   $ 12.03   $ 12.03   $ 12.26      $ 12.26      $ 12.26
                                           -------   -------   -------   -------      -------      -------
                                           -------   -------   -------   -------      -------      -------
  Total investment return(3)............      4.40%     3.99%     4.77%     8.54%        8.13%        2.92%(4)
                                           -------   -------   -------   -------      -------      -------
                                           -------   -------   -------   -------      -------      -------
RATIOS/SUPPLEMENTAL DATA(7)
  Net assets, end of period (000's
   omitted).............................   $ 3,367   $ 1,018   $13,486   $ 4,467      $ 1,775      $12,199
  Ratio of expenses to average net
   assets(1)............................      0.80%     1.20%     0.45%     0.85%(5)     1.25%(5)     0.45%(5)
  Ratio of net investment income to
   average net assets(1)................      5.99%     5.57%     6.34%     5.76%(5)     5.38%(5)     5.93%(4)(5)
  Decrease reflected in above expense
   ratios and
   net investment income due to waivers
   and reimbursements...................      1.73%     1.74%     1.73%     2.87%(5)     2.95%(5)     2.89%(4)(5)
  Portfolio turnover rate...............    262.95%   262.95%   262.95%   107.35%(6)   107.35%(6)   107.35%(6)

--------
* Commencement of operations. Commenced investment operations on April 5, 1995. Class Y shares commenced its initial public offering on September 8, 1995.
** Calculated based on shares outstanding on the first and last day of the respective periods, except for dividends and distributions, if any, which are based on actual shares outstanding on the dates of distributions.
(1)  Reflects waivers and reimbursements.
(2) The amounts shown for a share outstanding throughout the respective periods are not in accord with the changes in the aggregate gains and losses in investments during the respective periods because of the timing of sales and repurchases of Portfolio shares in relation to fluctuating net asset values during the respective periods.
(3) Total investment return does not consider the effects of sales charges or contingent deferred sales charges. Total investment return is calculated assuming a purchase of shares on the first day and a sale of shares on the last day of each period reported and includes reinvestment of dividends and distributions, if any. Total investment return is not annualized.
(4) The total investment return and ratios for class Y shares are not necessarily comparable to those of class A and C shares, due to timing differences in the commencement of the initial public offering of class Y shares.
(5)  Annualized.
(6)  Not annualized.
(7) Average commission rate per share disclosure is required for fiscal years beginning on or after September 1, 1995. The Portfolio incurred no such charges.

The accompanying notes are an integral part of the financial statements.

                             THE BEAR STEARNS FUNDS

                           Large Cap Value Portfolio
                           Small Cap Value Portfolio
                          Total Return Bond Portfolio
                         NOTES TO FINANCIAL STATEMENTS

ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

The Bear Stearns Funds (the "Fund") was organized as a Massachusetts business trust on September 29, 1994 and is registered with the Securities and Exchange Commission (the "Commission") under the Investment Company Act of 1940, as amended (the "Investment Company Act"), as an open-end management investment company. The Fund currently has five separate portfolios in operation: three diversified portfolios, Large Cap Value Portfolio ("Large Cap"), Small Cap Value Portfolio ("Small Cap") and Total Return Bond Portfolio ("Bond Portfolio") (collectively, the "Portfolios") and two non-diversified portfolios, The Insiders Select Fund and S&P STARS Portfolio. Each portfolio is treated as a separate entity for certain matters under the Investment Company Act, and for other purposes, and a shareholder of one portfolio is not deemed to be a shareholder of any other portfolio. As of the date hereof, each Portfolio offers three classes of shares, which have been designated as class A, C and Y shares.

ORGANIZATIONAL MATTERS--Prior to commencing operations on April 3, 1995, the Portfolios did not have any transactions other than those relating to organizational matters and the sale of 1,042, 1,042 and 1,041 class A shares and 1,042, 1,042 and 1,041 class C shares of beneficial interest of Large Cap, Small Cap and Bond Portfolio, respectively, to Bear, Stearns & Co. Inc., ("Bear Stearns" or the "Distributor"). Costs of $99,875, $107,203 and $76,571 which were incurred by Large Cap, Small Cap and Bond Portfolio, respectively, in connection with the organization, registration with the Commission and initial public offering of its shares, have been deferred and are being amortized using the straight-line method over the period of benefit not exceeding sixty months, beginning with the commencement of investment operations of each Portfolio. The Portfolios commenced investment operations on April 4, 1995, April 3, 1995 and April 5, 1995 for Large Cap, Small Cap, and Bond Portfolio, respectively. In the event that the Distributor or any transferee of the Distributor redeems any of its original shares in any of the Portfolios prior to the end of the sixty month period, the proceeds of the redemption payable in respect of such shares shall be reduced by the pro rata share (based on the proportionate share of the original shares redeemed to the total number of original shares outstanding at the time of the redemption) of the unamortized deferred organization expenses as of the date of such redemption. In the event that any of the Portfolios are liquidated prior to the end of the sixty month period, the Distributor or the transferee of the Distributor shall bear the unamortized deferred organization expenses.

PORTFOLIO VALUATION--Each Portfolio calculates the net asset value of and completes orders to purchase or repurchase its shares of beneficial interest on each business day, with the exception of those days on which the New York Stock Exchange is closed.

The Equity Portfolios' (consisting of Large Cap and Small Cap) securities, including covered call options written by the Equity Portfolios, are valued at the last sale price on the securities exchange or national securities market on which such securities primarily are traded. Securities not listed on an exchange or national securities market, or securities in which there were no transactions, are valued at the average of the most recent bid and asked prices, except in the case of open short positions where the asked price is used for valuation purposes. Bid price is used when no asked price is available. For the Bond Portfolio, substantially all of the investments (including short-term investments) are valued at each business day by one or more independent pricing services (the "Service") approved by the Fund's Board of Trustees. Securities valued by the Service for which quoted bid prices in the judgment of the Service are readily available and are representative of the bid side of the market, are valued at the mean between the quoted bid prices (as obtained by the Service from dealers in such securities) and asked prices (as calculated by the Service based upon its evaluation of the market for such securities). Securities which mature in 60 days or less are valued at amortized cost, which approximates market value, unless this method does not represent fair value. Expenses and fees, including the investment advisory, administration and distribution fees, are accrued daily and taken into account for the purpose of determining the net asset value of a Portfolio's shares. Because of the differences in operating expenses incurred by each class, the per share net asset value of each class will differ.

INVESTMENT TRANSACTIONS AND INVESTMENT INCOME--Investment transactions are recorded on the trade date (the date on which the order to buy or sell is executed). Realized gains and losses from securities are calculated on the identified cost basis. Dividend income is recorded on the ex-dividend date. Interest income is recorded on an accrual basis. Discounts are treated as adjustments to interest income and identified costs of investments over the lives of respective investments.

The Equity Portfolios' net investment income (other than distribution fees) and unrealized and realized gains or losses are allocated daily to each class of shares based upon the relative proportion of net assets of each class at the beginning of the day (after adjusting for current capital share activity of the respective classes). The Bond Portfolio's net investment income (other than distribution fees) and unrealized and realized gains or losses are allocated daily to each class of shares based upon the relative proportion of the settled shares value of each class at the beginning of the day.

U.S. FEDERAL TAX STATUS--Each Portfolio intends to distribute substantially all of its taxable income and to comply with the other requirements of the Internal Revenue Code of 1986, as amended, applicable to regulated investment companies. Accordingly, no provision for U.S. federal income taxes is required. In addition, by distributing during each calendar year substantially all of its ordinary income and capital gains, if any, each Portfolio intends not to be subject to a U.S. federal excise tax.

At March 31, 1997, the Bond Portfolio had a capital loss carryforward of $60,955 available as a reduction, to the extent provided in regulations of any future net capital gains realized before the end of fiscal year 2005. To the extent that the loss is used to offset future capital gains, it is probable that the gains so offset will not be distributed to shareholders.

For U.S. federal income tax purposes, realized capital losses incurred after October 31, 1996, within the fiscal year, are deemed to arise on the first day of the following fiscal year. Small Cap incurred and elected to defer such losses of $397,438.

DIVIDENDS AND DISTRIBUTIONS--Each Equity Portfolio intends to distribute at least annually to shareholders substantially all of its net investment income. The Bond Portfolio declares dividends from net investment income on each day the New York Stock Exchange is open for business. These dividends on the Bond Portfolio are paid usually on or about the twentieth day of each month. Distribution of net realized gains, if any, will be declared and paid at least annually by all Portfolios. Dividends and distributions to shareholders are recorded on the ex-dividend date. Income and capital gain distributions are determined in accordance with income tax regulations which may differ from generally accepted accounting principles. These "book/tax" differences are either considered temporary or permanent in nature. To the extent these differences are permanent in nature, such amounts are reclassified within capital accounts based on their U.S. federal tax-basis treatment; temporary differences do not require reclassification. At March 31, 1997, Small Cap reclassified within the composition of net assets a net operating loss of $300,695 to accumulated net realized gains. In addition, Small Cap reclassified $64,878 in net operating loss to paid-in capital.

TRANSACTIONS WITH AFFILIATES AND RELATED PARTIES

During the fiscal year ended March 31, 1997, Bear Stearns Funds Management Inc. ("BSFM" or the "Adviser"), a wholly-owned subsidiary of The Bear Stearns Companies Inc., serves as the investment adviser pursuant to an Investment Advisory Agreement with each Portfolio. The Adviser is entitled to receive from the Portfolios a monthly fee equal to an annual rate of 0.75% of each Equity Portfolio's average daily net assets and 0.45% of the Bond Portfolio's average daily net assets.

During the fiscal year ended March 31, 1997, BSFM (or the "Administrator") served as administrator to each Portfolio pursuant to an Administration
Agreement. The Administrator is entitled to receive from each Portfolio a monthly fee equal to an annual rate of 0.15% of each Portfolio's average daily net assets. Under the terms of an Administrative Services Agreement with each Portfolio, PFPC Inc. provides certain administrative services to each Portfolio. For providing these services, PFPC Inc. is entitled to receive from each Portfolio a monthly fee equal to an annual rate of 0.10% of the Portfolio's average daily net assets up to $200 million, 0.075% of the next $200 million, 0.05% of the next $200 million and 0.03% of net assets above $600 million, subject to a minimum annual fee of $132,000 for each Portfolio. During the fiscal year ended March 31, 1997, PFPC Inc. has voluntarily waived a portion of its fee.

During the fiscal year ended March 31, 1997, the Adviser has voluntarily undertaken to limit each Equity Portfolio's total operating expenses (exclusive of brokerage commissions, taxes, interest and extraordinary items) to a maximum annual level of 1.50% of the average daily net assets of its class A shares, 2.00% of the average daily net assets of its class C shares and 1.00% of the average daily net assets of its class Y shares. During the period April 3, 1995 through August 31, 1995, the Adviser had voluntarily undertaken to limit the total operating expenses (exclusive of brokerage commissions, taxes, interest and extraordinary items) of the Bond Portfolio, to a maximum annual level of 1.00%, 1.40%, and 0.65% of such Portfolio's average daily net assets for class A, C and Y shares, respectively. Effective September 1, 1995, the total operating expenses (exclusive of brokerage commissions, taxes, interest and extraordinary items) were further reduced by the Adviser with respect to the Bond Portfolio only, to a maximum annual level of 0.80%, 1.20% and 0.45% of the Bond Portfolio's average daily net assets for class A, C and Y shares, respectively. As necessary, this limitation is effected by waivers by the Adviser of its advisory fees and reimbursements of expenses exceeding the advisory fee. For the fiscal year ended March 31, 1997, the Adviser waived advisory fees of $151,578, $285,539 and $98,957 for Large Cap, Small Cap and Bond Portfolio, respectively. In addition, the Adviser reimbursed $161,196, $86,666 and $280,261 for Large Cap, Small Cap and Bond Portfolio, respectively, in order to maintain the voluntary expense limitation.

For the fiscal year ended March 31, 1997, Bear Stearns, an affiliate of the Adviser and the Administrator, earned $1,267 and $9,066 in brokerage commissions from portfolio transactions executed on behalf of Large Cap and Small Cap, respectively.

Custodial Trust Company, a wholly-owned subsidiary of The Bear Stearns Companies Inc. and an affiliate of the Adviser and the Administrator, serves as custodian to the Portfolios.

DISTRIBUTION PLAN

The Fund, on behalf of each Portfolio, has entered into a Distribution Plan (the "Plan") pursuant to Rule 12b-1 under the Investment Company Act. Under the Plan in effect for the fiscal year ended March 31, 1997, the Equity Portfolios each paid Bear Stearns a fee at an annual rate of 0.50% for class A shares and 1.00% for class C shares and the Bond Portfolio paid Bear Stearns a fee at an annual rate of 0.35% for class A shares and 0.75% for class C shares. Such fees are based on the average daily net assets in each class of the respective Portfolios and are accrued daily and paid monthly or at such other intervals as the Board of Trustees may determine. The fees paid to Bear Stearns under the Plan are payable without regard to actual expenses incurred. For the fiscal year ended March 31, 1997, Bear Stearns earned $64,772, $169,018 and $27,827 for Large Cap, Small Cap and Bond Portfolio, respectively, in distribution fees. Bear Stearns uses these fees to pay its dealers whose clients hold Portfolio shares and for other distribution-related activities.

In addition, as Distributor of the Portfolios, Bear Stearns collects the sales charges imposed on sales of each Portfolio's class A shares, and reallows a portion of such charges to dealers through which the sales are made. As a result of an undertaking by the Distributor, it reallowed all of the sales charges to its dealers selling Portfolio shares for the period April 3, 1995 (commencement of operations) through September 26, 1995 and the period February 15, 1996 through June 30, 1996. Furthermore, the Distributor has increased the compensation paid to its dealers selling Portfolio shares on net asset value transfers (purchases made by investors with the proceeds from a redemption of shares of an investment company sold with a sales charge or commission and not distributed by Bear Stearns) from 0.50% to 1.00% beginning April 15, 1996 until further notice. In addition, Bear Stearns advanced 1.00% in sales commissions on the sale of class C shares to dealers at the time of such sales.

For the fiscal year ended March 31, 1997, Bear Stearns has advised each Portfolio that it received approximately $43,100, $227,500 and $17,600 in front-end sales charges resulting from sales of class A shares of Large Cap, Small Cap and Bond Portfolio, respectively. From these fees, Bear Stearns paid such sales charges to dealers which in turn paid commissions to sales persons. In addition, Bear Stearns has advised Large Cap, Small Cap and Bond Portfolio that during the period, it received approximately $3,200, $2,700 and $100 from the Portfolios, respectively, in contingent deferred sales charges upon certain redemptions by class C shareholders.

INVESTMENTS IN SECURITIES

For U.S. federal income tax purposes, the costs of securities owned at March 31, 1997 were $12,495,862, $34,698,305 and $17,732,035 for Large Cap, Small Cap and
Bond Portfolio, respectively. Accordingly, the net unrealized appreciation/(depreciation) of investments are as follows:

                                                                                   NET
                                                                              APPRECIATION/
PORTFOLIO                                  APPRECIATION     DEPRECIATION     (DEPRECIATION)
----------------------------------------  ---------------  ---------------  -----------------
Large Cap...............................   $   1,820,935    $    (212,221)    $   1,608,714
Small Cap...............................       7,605,934       (1,521,815)        6,084,119
Bond Portfolio..........................           2,798         (303,987)         (301,189)

For the fiscal year ended March 31, 1997, aggregate purchases and sales of investment securities (excluding short-term investments) for each Portfolio were as follows:

PORTFOLIO                                   PURCHASES         SALES
----------------------------------------  --------------  --------------
Large Cap...............................  $   26,322,213  $   25,695,746
Small Cap...............................      35,863,818      21,007,015
Bond Portfolio..........................      54,226,881      53,591,865

SHARES OF BENEFICIAL INTEREST

Each Portfolio offers class A, C and Y shares. Class A shares are sold with a front-end sales charge of up to 4.75% (3.75% in the case of the Bond Portfolio). Class C shares are sold with a contingent deferred sales charge ("CDSC") of 1.00% within the first year. There is no sales charge or CDSC on class Y shares, which are offered primarily to institutional investors.

At March 31, 1997, there was an unlimited amount of $0.001 par value shares of beneficial interest authorized for each Portfolio, of which Bear Stearns owned 1,042, 1,042 and 1,041 of class A shares and 1,042, 1,042 and 1,041 of class C shares of Large Cap, Small Cap and Bond Portfolio, respectively.

Transactions in the classes of shares of beneficial interest were as follows:

                                      LARGE CAP(1)                          SMALL CAP(2)                BOND PORTFOLIO(3)
                           -----------------------------------  ------------------------------------  ----------------------
                            CLASS A     CLASS C      CLASS Y      CLASS A     CLASS C      CLASS Y     CLASS A     CLASS C
                           ----------  ----------  -----------  -----------  ----------  -----------  ----------  ----------
FOR THE FISCAL YEAR ENDED MARCH 31, 1997
SALES:
Shares...................     231,427      61,362    1,085,350      589,041     464,417      771,522     124,771      24,694
Amount...................  $3,703,414  $  950,313  $16,535,987  $10,117,507  $8,013,394  $13,188,441  $1,526,794  $  301,360
REINVESTMENTS:
Shares...................       5,640       3,077        3,863       10,191       6,403       13,693      14,003       4,620
Amount...................  $   91,138  $   49,600  $    62,352  $   171,713  $  107,447  $   230,321  $  171,130  $   56,453
REPURCHASES:
Shares...................     185,652     123,270      959,370      255,449     261,409      394,936     223,376      89,493
Amount...................  $3,216,798  $2,089,876  $15,604,449  $ 4,464,886  $4,565,675  $ 6,808,608  $2,719,344  $1,098,501


                            CLASS Y
                           ----------
FOR THE FISCAL YEAR ENDED
SALES:
Shares...................     777,105
Amount...................  $9,455,050
REINVESTMENTS:
Shares...................      72,402
Amount...................  $  884,405
REPURCHASES:
Shares...................     723,355
Amount...................  $8,884,738


                                      LARGE CAP(1)                          SMALL CAP(2)                BOND PORTFOLIO(3)
                           -----------------------------------  ------------------------------------  ----------------------
                            CLASS A     CLASS C      CLASS Y      CLASS A     CLASS C      CLASS Y     CLASS A     CLASS C
                           ----------  ----------  -----------  -----------  ----------  -----------  ----------  ----------

FOR THE PERIOD APRIL 3, 1995* THROUGH MARCH 31, 1996 SALES:
Shares...................     315,696     233,174      230,011      670,342     431,865      564,644     412,635     146,761
Amount...................  $4,132,049  $3,029,455  $ 3,332,025  $ 9,119,686  $5,897,544  $ 8,187,086  $5,005,133  $1,778,698
REINVESTMENTS:
Shares...................         332          68          211        3,827       4,544        8,725      11,440       3,450
Amount...................  $    4,945  $    1,009  $     3,134  $    55,602  $   65,802  $   126,525  $  142,125  $   42,916
REPURCHASES:
Shares...................      78,059         865        4,509      267,203       9,820        6,293      60,606       6,447
Amount...................  $1,135,562  $   12,818  $    66,600  $ 3,916,200  $  142,216  $    92,770  $  761,370  $   81,056


                            CLASS Y
                           ----------
FOR THE PERIOD APRIL 3, 1
SALES:
Shares...................   1,013,077
Amount...................  $12,605,963
REINVESTMENTS:
Shares...................      15,678
Amount...................  $  196,210
REPURCHASES:
Shares...................      33,443
Amount...................  $  411,300

---------
 *  Commencement of operations.
(1) Commenced investment operations on April 4, 1995, class Y shares commenced its initial public offering on September 11, 1995.
(2) Commenced investment operations on April 3, 1995, class Y shares commenced its initial public offering on June 22, 1995.
(3) Commenced investment operations on April 5, 1995, class Y shares commenced its initial public offering on September 8, 1995.

CREDIT AGREEMENT

The Fund, on behalf of the Portfolios, has entered into a credit agreement with The First National Bank of Boston. S&P STARS Fund, The Insiders Select Fund, S&P STARS Portfolio and Bear Stearns Investment Trust, which consists of the Emerging Markets Debt Portfolio, are also parties to the credit agreement. The agreement provides that each party to the credit agreement is permitted to borrow in an amount up to 15% of the value of its total assets. Subject to Board approval and upon making necessary disclosure in its prospectus, each portfolio may, in accordance with the provisions of the credit agreement, borrow up to 25% of the value of its total assets, less all liabilities other than liabilities for borrowed money outstanding at the time. However, at no time is the aggregate outstanding principal amount of all loans to any of the portfolios to exceed $25,000,000. The line of credit will bear interest at the greater of: (i) the annual rate of interest announced from time to time from the bank at its head office as its Base Rate, or (ii) the Federal Funds Effective Rate plus 0.50%, or at the borrower's option, the rate quoted by The First National Bank of Boston.

Each loan is payable on demand or upon termination of this credit agreement or, for money market loans, on the last day of the interest period and, in any event, not later than 14 days from the date the loan was advanced.

The Portfolios use the facility to borrow money only for temporary or emergency (not leveraging) purposes. Amounts outstanding under the line of credit agreement for Large Cap, Small Cap, and Bond Portfolio averaged $14,895, $22,618 and $14,364, respectively, during the year ended March 31, 1997. The maximum amounts outstanding at any month-end under such line of credit agreement during fiscal year 1997 for Large Cap, Small Cap, and Bond Portfolio, were $52,000, $160,000 and $58,000, respectively. The average interest rates during 1997, on amounts outstanding under such line of credit agreement were 8.25%, 8.18% and 7.98% for Large Cap, Small Cap and Bond Portfolio, respectively. Large Cap and Small Cap had no amounts outstanding under the line of credit agreement at March 31, 1997. The Bond Portfolio had $58,000 outstanding under the line of credit agreement at March 31, 1997.

                             THE BEAR STEARNS FUNDS
                           Large Cap Value Portfolio
                           Small Cap Value Portfolio
                          Total Return Bond Portfolio
                         REPORT OF INDEPENDENT AUDITORS

The Board of Trustees and Shareholders, Large Cap Value Portfolio Small Cap Value Portfolio Total Return Bond Portfolio (Series of The Bear Stearns Funds):

We have audited the accompanying statements of assets and liabilities, including the portfolios of investments of Large Cap Value Portfolio, Small Cap Value Portfolio and Total Return Bond Portfolio (collectively, the "Portfolios") as of March 31, 1997, and the related statements of operations, changes in net assets and the financial highlights for the fiscal year ended March 31, 1997 and the period April 3, 1995 (commencement of operations) through March 31, 1996. These financial statements and financial highlights are the responsibility of the Portfolios' management. Our responsibility is to express an opinion on these financial statements and the financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned at March 31, 1997 by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements and financial highlights present fairly, in all material respects, the financial position of Large Cap Value Portfolio, Small Cap Value Portfolio and Total Return Bond Portfolio at March 31, 1997, the results of their operations, the changes in their net assets and the financial highlights for the periods presented in conformity with generally accepted accounting principles.

Deloitte & Touche LLP
New York, New York
May 9, 1997

                             THE BEAR STEARNS FUNDS
                           Large Cap Value Portfolio
                           Small Cap Value Portfolio
                          Total Return Bond Portfolio
                   SHAREHOLDER TAX INFORMATION -- (UNAUDITED)

Each Portfolio is required by Subchapter M of the Internal Revenue Code of 1986, as amended, to advise its shareholders within 60 days of each Portfolio's fiscal year end (March 31, 1997) as to the U.S. federal tax status of distributions received by the Portfolio's shareholders in respect of such fiscal year. During the fiscal year ended March 31, 1997, the following dividends and distributions per share were paid by each of the Portfolios:

LARGE CAP VALUE PORTFOLIO

           ORDINARY INCOME                    LONG-TERM CAPITAL GAINS
-------------------------------------  -------------------------------------
  CLASS A      CLASS C      CLASS Y      CLASS A      CLASS C      CLASS Y
-----------  -----------  -----------  -----------  -----------  -----------
 $    0.18    $    0.10    $    0.24    $    0.10    $    0.10    $    0.10
     -----        -----        -----        -----        -----        -----
     -----        -----        -----        -----        -----        -----

The percentage of total ordinary income dividends received from the Large Cap Value Portfolio qualifying for the corporate dividends received deduction is 100%.

SMALL CAP VALUE PORTFOLIO

           ORDINARY INCOME                    LONG-TERM CAPITAL GAINS
-------------------------------------  -------------------------------------
  CLASS A      CLASS C      CLASS Y      CLASS A      CLASS C      CLASS Y
-----------  -----------  -----------  -----------  -----------  -----------
 $    0.21    $    0.13    $    0.27    $    0.03    $    0.03    $    0.03
     -----        -----        -----        -----        -----        -----
     -----        -----        -----        -----        -----        -----

The percentage of total ordinary income dividends from the Small Cap Value Portfolio qualifying for the corporate dividends received deduction is 41.50%.

TOTAL RETURN BOND PORTFOLIO

        ORDINARY INCOME
-------------------------------
 CLASS A    CLASS C    CLASS Y
---------  ---------  ---------
$  0.7593  $  0.7106  $  0.8021
---------  ---------  ---------
---------  ---------  ---------

There were no ordinary income dividends from the Total Return Bond Portfolio which would qualify for the dividends received deduction available to corporate shareholders.

Because each Portfolio's fiscal year is not the calendar year, another notification will be sent with respect to calendar year 1997. The second notification, which will reflect the amount to be used by calendar year taxpayers on their U.S. federal income tax returns, will be made in conjunction with Form 1099-DIV and will be mailed in January 1998.

Foreign shareholders will generally be subject to U.S. withholding tax on the amount of their dividend. They will generally not be entitled to a foreign tax credit or deduction for the withholding taxes paid by the Portfolios, if any.

In general, dividends received by tax-exempt recipients (e.g., IRAs and Keoghs) need not be reported as taxable income for U.S. federal income tax purposes. However, some retirement trusts (e.g., corporate, Keogh and 403(b)(7) plans) may need this information for their annual information reporting.

Shareholders are advised to consult their own tax advisers with respect to the tax consequences of their investment in the Portfolios.

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
BEAR STEARNS

The
Bear Stearns
Funds

245 Park Avenue                                           LARGE CAP
New York, NY 10167                                        VALUE PORTFOLIO
1.800.766.4111

Robert S. Reitzes          Chairman of the Board and      SMALL CAP
                           President                      VALUE PORTFOLIO
Peter B. Fox               Executive Vice President
William J. Montgoris       Executive Vice President       TOTAL RETURN
Peter M. Bren              Trustee                        BOND PORTFOLIO
Alan J. Dixon              Trustee
John R. McKernan, Jr.      Trustee
M.B. Oglesby, Jr.          Trustee
Stephen A. Bornstein       Vice President
Donalda L. Fordyce         Vice President
Frank J. Maresca           Vice President and Treasurer
Ellen T. Arthur            Secretary
Vincent L. Pereira         Assistant Treasurer
Eileen M. Coyle            Assistant Secretary

Investment Adviser         Distributor
and Administrator          Bear, Stearns & Co. Inc.
Bear Stearns Funds         245 Park Avenue
Management Inc.            New York, NY 10167
245 Park Avenue
New York, NY 10167

Custodian                  Transfer and Dividend
Custodial Trust Company    Disbursement Agent
101 Carnegie Center        PFPC Inc.
Princeton, NJ 08540        Bellevue Corporate Center
                           400 Bellevue Parkway
                           Wilmington, DE 19809

Counsel                    Independent Auditors
Kramer, Levin, Naftalis    Deloitte & Touche LLP
& Frankel                  Two World Financial Center
919 Third Avenue           New York, NY 10281
New York, NY 10022

This report is submitted for the general          ANNUAL REPORT
information of the  shareholders  of each         MARCH 31, 1997
Portfolio.  It  is  not  authorized  for
distribution to prospective investors in
each  Portfolio  unless it is preceded or
accompanied  by  a  current   prospectus
which  includes  details  regarding  each
Portfolio's objectives,  policies,  sales
commissions and other information. Total
investment return is based on historical
results and is not  intended to indicate
future   performance.   The   investment
return   and   principal   value  of  an
investment   in   each Portfolio   will
fluctuate, so that an investors shares, when redeemed, may be worth more or less than original cost.


                        BSF-R-009-04